UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 7 2014

PACIFIC MERCANTILE BANCORP
(Exact name of registrant as specified in its charter)

California	0-30777	33-0898238
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

949 South Coast Drive, Costa Mesa, California		92626
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (714) 438-2500
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
(c) Appointment of New Executive Officer
Effective April 4, 2014, Mr. Robert J. Stevens was appointed as Executive Vice President and Chief Credit Officer of the Company and its wholly-owned subsidiary, Pacific Mercantile Bank. Prior to accepting the current position with the Company and the Bank, Mr. Stevens served as Executive Vice President and Chief Credit Officer of Mission Community Bancorp and Mission Community Bank from April 2011 through April 2014. During 2010 and early 2011 he was a Principal with The Food Partners, an investment banking firm. Mr. Stevens served as Executive Vice President and Chief Credit Officer of Rabobank, N.A. from 2005 to December 2009, and in other credit-related management positions within Rabobank International from 1993 to 2005. Mr. Stevens began his banking career with Wells Fargo Bank, N.A. in 1979, serving for a total of 14 years in a series of credit-related and management roles.
Robert. W. Bartlett, the immediate past Chief Credit Officer, will continue to serve as Senior Executive Vice President of the Bank with responsibilities including business development.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits. The following exhibit is being filed pursuant to Item 5.02 above.

Exhibit No.	Description of Exhibit

99.1	Press release issued April 7, 2014 reporting the appointment of Mr. Stevens as the Executive Vice President and Chief Credit Officer of the Company and the Bank.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC MERCANTILE BANCORP

Date: April 7, 2014	By:	/s/ STEVEN K. BUSTER
Steven K. Buster, President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

99.1	Press release issued April 7, 2014 reporting the appointment of Mr. Stevens as the Executive Vice President and Chief Credit Officer of the Company and the Bank.